EXHIBIT 99.1

Toll Brothers Proposes Private Offering of Exchangeable Senior Notes

HORSHAM, PA—September 4, 2012—Toll Brothers, Inc. (NYSE: TOL) (the “Company”), today announced that its wholly-owned subsidiary Toll Brothers Finance Corp. (“Toll Brothers Finance”) proposes to offer in a private offering, subject to market and other conditions, $250 million aggregate principal amount of Exchangeable Senior Notes due 2032. Toll Brothers Finance intends to grant the initial purchasers an option to purchase up to an additional $37.5 million aggregate principal amount of notes within 12 days of the initial issuance of the notes. The notes will be offered only to qualified institutional buyers as defined under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).
The notes will be guaranteed on a senior unsecured basis by the Company and all of the Company’s subsidiaries that are guarantors under First Huntingdon Finance Corp.’s revolving credit facility. The notes will be exchangeable into shares of the Company's common stock. Holders of the notes will have the right to require Toll Brothers Finance to repurchase their notes for cash equal to 100% of their principal amount, plus accrued but unpaid interest, on each of December 15, 2017, September 15, 2022 and September 15, 2027. Toll Brothers Finance will have the right to redeem the notes on or after September 15, 2017 for cash equal to 100% of their principal amount, plus accrued but unpaid interest. The notes will mature on September 15, 2032, unless earlier redeemed, repurchased or exchanged. The notes are expected to pay interest semiannually. The interest rate, the exchange rate, and certain other terms of the offering will be determined at the time of pricing.
The Company intends to use the net proceeds from this offering for general corporate purposes.
None of the notes, the guarantees or the Company’s common stock issuable upon exchange of the notes will be registered under the Securities Act of 1933, as amended (the “Act”). None of the notes, the guarantees or the Company’s common stock issuable upon exchange of the notes may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes described herein, nor shall there be any sale of these notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.
About Toll Brothers, Inc.
Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol "TOL." The Company serves move-up, empty-nester, active-adult, and second-home buyers and operates in 20 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Texas, Virginia, and Washington.
Certain information included in this release is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, information related to: anticipated operating results; anticipated financial performance, resources and condition; selling communities; home deliveries; average home prices; consumer demand and confidence; contract pricing; business and investment opportunities; and market and industry trends.
Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include, among others: local, regional, national and international economic conditions; fluctuating consumer demand and confidence; interest and unemployment rates; changes in sales conditions, including home prices, in the markets where we build homes; conditions in our newly entered markets and newly acquired operations; the competitive environment in which we operate; the availability and cost of land for future growth; conditions that could result in inventory write-downs or write-downs associated with investments in unconsolidated entities; the ability to recover our deferred tax assets; the availability of capital; uncertainties in the capital and securities markets; liquidity in the credit markets; changes in tax laws and their interpretation; effects of governmental legislation and regulation; the outcome of various legal proceedings; the availability of adequate insurance at reasonable cost; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; the ability of customers to obtain financing for the purchase of homes; the ability of home buyers to sell their existing homes; the ability of the participants in various joint ventures to honor their commitments; the availability and cost of labor and building and construction materials; the cost of raw materials; construction delays; domestic and international political events; and weather conditions. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K and the Company’s subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:     Frederick N. Cooper (215) 938-8312
fcooper@tollbrothersinc.com
Joseph R. Sicree (215) 938-8045
jsicree@tollbrothersinc.com